                             DNAPrint genomics, Inc.

                              EMPLOYMENT AGREEMENT

This Employment Agreement is made as of May 16, 2003 by and between DNAPrint genomics, Inc, a Utah corporation (the "Company") having its principal place of business at 900 Cocoanut Avenue, Sarasota, Fl 34234 and Richard Gabriel (the
"Executive") currently residing at 20 Blodgett Avenue, Swampscott, MA 01907.

                             BACKGROUND INFORMATION

The Company wishes to secure the employment services of the Executive for a definite period of time and upon the particular terms and conditions hereinafter set forth. The Executive is willing to be so employed. Accordingly, the parties agree as follows:

                              OPERATIVE PROVISIONS

        1. EMPLOYMENT AND TERM:

The Company hereby employs Executive and the latter hereby accepts employment by the Company for the one (1) year period commencing on May 16, 2003 (the
"Commencement Date") and expiring May 15, 2004, which employment shall be automatically extended for unlimited successive one (1) year periods unless it is terminated during the term of any such of any such period, whether initial or extended, by the occurrence of one of the events described in Section 8. hereof, or at the end of any such period (subject to extension by operation of the disability provisions contained in Section 8.) by one party furnishing the other with written notice, at least sixty (60) days prior to the expiration of such period, of any intent to terminate this Agreement upon the expiration of such period.

        2. DUTIES

During the term of this Agreement, whether initial or extended, the Executive shall render to the Company services as Chief Executive Officer of the Company and shall perform such duties as may be designated by and subject to the supervision of the Company's Board of Directors, and shall serve in such additional capacities appropriate to his responsibilities and skills as shall be designated by the Board of Directors. During such period, the Executive shall devote his full attention, time and energies as necessary to the business affairs of the
Company (subject to the terms of Section 4. below), and will use his reasonable business efforts to promote the interests and reputation of the Company;
provided that he may pursue such non-competitive activities as do not interfere with the complete performance of his obligations hereunder. Any question of interpretation which may arise under the preceding provision shall be resolved by majority decision of the Company's Board of Directors.

        3. COMPENSATION

For the services to be rendered by the Executive under this Agreement, the
Company shall pay him, while he is rendering such services and performing his duties hereunder, and the Executive shall accept as full payment for such service thirty (30) million shares of DNAPrint genomics, Inc. stock to be issued as determined and set forth on Exhibit A hereto. In addition, the Company shall pay to the Executive a cash bonus in the amount necessary to compensate the Executive for any federal or state income tax payable on the stock compensation granted hereunder, taking into account the additional tax payable on the cash bonus provided hereby. Such cash bonus shall be paid by the Company at the earliest time after such tax is incurred that the Board of Directors, in its reasonable discretion, determines the Company can pay such bonus without placing itself in a precarious cash position, but no later than the time at which the Employee is required to pay the tax.

        4. VACATION: FRINGE BENEFITS: REIMBURSEMENT OF EXPENSES.

The Executive shall be entitled to four (4) weeks of fully paid vacation during the initial and each extended term of this Agreement, which vacation is subject to increase from time to time at the discretion of the Board of Directors. He

                            DNAPrint genomics, Inc.                         1
                     900 Cocoanut Ave., Sarasota, FL 34234

shall not be entitled to receive monetary or other valuable consideration for vacation time to which he is entitled but does not take, unless so ordered by the Board of Directors. Timing of vacations shall be at the sole discretion of the Board of Directors, reasonably exercised so as not to unnecessarily inconvenience the Executive.

During his period of employment hereunder, the Executive shall further be entitled to (a) such leave by reason of physical or mental disability or incapacity and to such participation in medical and life insurance, pension benefits, disability and other fringe benefit plans as the Company may make generally available to all of its executive employees and other employees from time to time; subject, however, as to such plans, to such budgetary constraints or other limitations as may be imposed by the Board of Directors of the Company from time to time: and (b) reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject to such reasonable substantiation requirements as may be imposed by the
Company to all employees of the Company, unless otherwise agreed to by the Board of Directors.

        5. PROPRIETARY INTERESTS.

During or after the expiration of his term of employment with the Company, the
Executive shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary information of the Company received by the
Executive by virtue of such employment, without first being in receipt of the
Company's written consent to do so.

        6. RESTRICTIVE COVENANT.

During the term of his employment hereunder and for the two (2) year period following the termination hereof for any reason other than (a) the Company's discontinuance of activities; or (b) an adjudication of the Company's material breach of any of its obligations set forth in Sections 1-4, inclusive, the
Executive shall not, directly or indirectly, engage in or become an owner of, render any service to, enter the employment of, or represent or solicit for any business which competes with any activity of the Company conducted at any time during the Executive's period of employment and which is located in the United
States. The parties expressly agree that the duration and geographical area of this restrictive covenant are reasonable.

This covenant shall be construed as an agreement independent of any other provision herein; and the existence of any claim or cause of action of the
Executive against the Company regardless of how arising, shall not constitute a defense to the enforcement by the Company of its terms. If any portion of the covenant is held by a court to be unenforceable with respect either to its duration or geographical area, for whatever reason, it shall be considered divisible both as to time and geographical area, resulting in an intended requirement that the longest lesser period of time or largest lesser geographical area found by such court to be a reasonable restriction shall remain an effective restrictive covenant, specifically enforceable against the
Executive.

Notwithstanding any statement contained in this Section 6, to the contrary, legal or beneficial ownership by the Executive of a less than five percent (5%)
interest in a competitive corporation the stock of which is publicly traded on a stock exchange or by means of an electronic dealer quotation system, shall not of itself be deemed to constitute a breach by the Executive of the terms hereof.

        7. REMEDIES FOR BREACH OF EXECUTIVE OBLIGATIONS.

The parties to this agreement agree that the services of the Executive are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Executive will have access to various types of proprietary information of the Company, which, if released to others or used by the
Executive other than for the benefit of the Company, in either case without the
Company's written consent, could cause the Company to suffer irreparable injury.
Therefore, the obligations of the Executive established under section 5. and section 6. hereof shall be enforceable both at law and in equity, by injunction,

                            DNAPrint genomics, Inc.                         2
                     900 Cocoanut Ave., Sarasota, FL 34234

specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

        8. MODIFICATION AND TERMINATION

                a. Modification. This Agreement may be amended or modified only with the mutual written consent of the parties, and in its present form consists of the entire Agreement between and amongst the parties.

                b. Termination-General. This Agreement is subject to termination prior to the expiration of its initial or any extended term, by the Company upon the occurrence of any one of the following events: (a) the death of the Executive; (b) the occurrence to Executive of a physical or mental disability which, in the judgment (reasonably exercised) of the
                   Board of Directors, renders him unable to perform his normal duties on behalf of the Company for a continuous period of six (6) months
                   (measured from the first day of the month immediately following the occurrence of such disability); or (c) a determination by the Board of directors that there is cause (as described in section d. below) to terminate Executive's employment.

                c. By Death or Disability. In the event of the Executive's death, his base compensation otherwise due for the succeeding period of time but no less than three (3) full calendar months following his death shall be paid to his designated beneficiary, or to his estate if no beneficiary has been designated. In the event of his disability the
                   Executive shall be paid his compensation for the succeeding period of time but no less than three (3) months. Thereafter for the succeeding three (3) months shall be treated as being on an authorized but unpaid leave of absence.

                d. For Cause. For purposes of this Agreement, the term "cause" shall include, but not be limited to (i) the Executive's willful misconduct or gross negligence; (ii) his conscious disregard of his obligations hereunder or of any other duties reasonably assigned him by the Board of Directors; (iii) his repeated conscious violation of any provision of law, the Company's By-Laws or of its other stated polices, standards, practices, regulations or procedures (iv) his commission of any act involving moral turpitude; or (v) a determination that he has demonstrated a dependence upon any addictive substance, including but not limited to alcohol, controlled substances, narcotics or barbiturates.

                e. Continued Effectiveness of Certain Obligations. No termination or expiration of this Agreement, whether consummated by action of either party or by operation of the terms hereof, shall relieve the Executive from his continued performance of the obligations established under
                   Sections 5. and 6. hereof.

        9. INDEBTEDNESS OF EXECUTIVE. If, during the course of his employment,
           Executive becomes indebted to the Company for any reason, the Company shall, if it so elects, have the right to set off and to collect any sums due it from the Executive out of any amounts which it may owe to the
           Executive for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Executive to the Company shall become immediately due and payable.

        10. MISCELLANEOUS PROVISIONS.

                            DNAPrint genomics, Inc.                         3
                     900 Cocoanut Ave., Sarasota, FL 34234

                a. Non-assignment: Neither this Agreement nor any right or interest hereunder shall be assigned by the Executive, his Beneficiary or his legal representatives.

                b. Enforcement: If any term or condition or this Agreement shall be invalid or deemed unenforceable to any extent or in any application, then the remainder of this Agreement, and such terms or conditions except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

                c. Notice: All notices or other communications required or permitted to be furnished pursuant to this Agreement shall be in writing and shall be considered as properly furnished when actually received by the recipient.

                d. Application of Florida Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in
                   Sarasota County, Florida.

                e. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

                f. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

                g. Beneficiary: As used herein, the term "Beneficiary" shall mean the person or persons (who may be designated contingently or successively and who may be an entity other than an individual, including but not limited to and estate or trust) designated on a written form prescribed by the Board of Directors. Each Beneficiary designation shall be effective only when filed with the Secretary of the Company during the Executive's lifetime. Each Beneficiary designation filed with the Secretary will cancel all designations previously so filed.

                   If the Executive fails to properly designate a Beneficiary or if the
                   Beneficiary predeceases the Executive, the Beneficiary shall be the
                   Executive's estate.

                h. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

          IN WITNESS WHEREOF, the parties have executed this Agreement.

DNAPrint genomics, Inc.

By: ___________________

                            DNAPrint genomics, Inc.                         4
                     900 Cocoanut Ave., Sarasota, FL 34234

                            DNAPrint genomics, Inc.

Title: _________________

________________________
Richard Gabriel

                            DNAPrint genomics, Inc.                         5
                     900 Cocoanut Ave., Sarasota, FL 34234

                            DNAPrint genomics, Inc.

                                    Exhibit A

Compensation:

The Executive will be awarded 30,000,000 shares of DNAPrint genomics, Inc.
common stock. The parties acknowledge that such shares have an approximate value of $306,000 based on the following underlying assumptions:

        o The average closing price of the Company's common stock over the past 20 trading days was $0.017.

        o The application of a 40% discount to reflect lack of
          marketability is appropriate, yielding a per share valuation of
          $0.0102 per share.

        o Applying $0.0102 per share to 30,000,000 shares yields a valuation of $306,000.

Stock:

DNAPrint genomics, Inc. common stock will be issued and be subject to the normal rules and regulations governing the issuance of stock of the Company and will constitute restricted securities. However, upon registration of any stock, the
Company will include the Executive's stock in the registration.

Liability for Tax:

Except as explicitly required herein, the Company assumes no liability for the tax consequences of this transaction. The Executive is fully responsible for all tax, including but not limited to; federal, state, local or municipal tax.

Stock Legend:

The stock will bear an appropriate restrictive legend.

Name on Stock:

30,000,000 shares of DNAPrint genomics, Inc. stock is to be issued to:

                                Richard Gabriel
                                20 Blodgett Ave.
                              Swampscott, MA 01907

                            DNAPrint genomics, Inc.                         6
                     900 Cocoanut Ave., Sarasota, FL 34234